Exhibit 5

                 Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                             ATTORNEYS AT LAW

                a registered limited liability partnership
                    including professional corporations

                            1700 PACIFIC AVENUE
                                SUITE 4100
                         DALLAS, TEXAS  75201-4675
                              (214) 969-2800
                            FAX (214) 969-4343

               WRITER'S DIRECT DIAL NUMBER  (214) 969 - 2800

                             February 22, 1999

Mannatech, Incorporated
600 S. Royal Lane, Suite 200
Coppell, Texas  75019

Gentlemen:

     We have acted as counsel to Mannatech, Incorporated, a Texas corporation (the "Company"), in connection with the proposed registration of 336,435 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), as described in a registration statement on Form S-8 (the "Registration Statement") relating to the Common Stock to be issued under that certain Agreement of Engagement made and entered into April 1, 1997, between the Company and Christopher A. Marlett (the "Plan") which Registration Statement is to be filed with the Securities and Exchange Commission.

     We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions listed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

     Based upon such examination and representations, we advise you that, in our opinion:

     A. The shares of Common Stock to be issued under the Plan which are to be registered pursuant to the Registration Statement have been duly and validly authorized by the Company.

     B. The shares of Common Stock to be issued under the Plan which are to be registered pursuant to the Registration Statement, when issued and delivered in accordance with the Plan (and assuming a warrant exercise price at least equal to the par value of the Common Stock), will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                         Sincerely,

                         /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                         AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.